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                                                                    EXHIBIT 4.12
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                           FIRST INDUSTRIAL, L.P.

                                   Issuer

                                     to

                      FIRST TRUST NATIONAL ASSOCIATION

                                   Trustee

                          -------------------------

                        Supplemental Indenture No. 4

                        Dated as of  March 26, 1998.

                          -------------------------

                                $100,000,000
                                     of
           6 1/2% Dealer remarketable securities due April 5, 2011

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        SUPPLEMENTAL INDENTURE NO. 4, dated as of March 26, 1998 (the
"Supplemental Indenture"), between FIRST INDUSTRIAL, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the "Operating Partnership"), and First Trust National Association, a national organization duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                    RECITALS OF THE OPERATING PARTNERSHIP

        The Operating Partnership has heretofore delivered to the Trustee an Indenture dated as of May 13, 1997 (the "Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit incorporated by reference to the Operating Partnership's Registration Statement on Form S-3 (Registration No. 333-43641), providing for the issuance from time to time of Debt Securities of the Operating Partnership (the "Securities").

        Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

        Section 901(7) of the Indenture provides for the Operating Partnership and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

        All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

           NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of each of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of either series thereof, as follows:

                                 ARTICLE ONE


              RELATION TO SENIOR INDENTURE; DEFINITIONS

        SECTION 1.1.  Relation to Senior Indenture.

        This Supplemental Indenture constitutes an integral part of the Indenture.

        SECTION 1.2.  Definitions.

        For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

        (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and




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        (2)   All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

        "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" for any period means (i) the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock and (ii) so long as First Securities, L.P. ("Securities, L.P.") is a Subsidiary of the Operating Partnership, distributions which are payable during such period in respect of any preference equity interests of Securities, L.P.

        "Base Rate" means 5.67%.

        "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the City of New York or the City of Chicago are authorized or obligated by law, regulation or executive order to close.

        "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Remarketing Dealer as having an actual maturity on the Determination Date (or the United States Treasury securities selected by the Remarketing Dealer to derive an interpolated maturity on such Determination
Date) comparable to the remaining term of the Drs.

        "Comparable Treasury Price" means (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the Determination Date, as set forth on Telerate Page 500, adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, then (i) if the Remarketing Dealer obtains four or five Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. The Remarketing


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Dealer shall have the discretion to select the time at which the Comparable
Treasury Price is determined on the Determination Date.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (vi) amortization of deferred charges and (vii) interest income related to investments irrevocably deposited with an agent of the Operating Partnership or any of its Subsidiaries, as the case may be, for the purpose of defeasing any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

        "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the maturity price or redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity Date of the Drs.

        "Determination Date" has the meaning specified in Section 2.6(a) hereof.

        "Dollar Price" means the discounted present value to the Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the aggregate principal amount of the initially issued Drs., (y) maturing on the Stated Maturity Date and (z) bearing interest from the Remarketing Date, payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Drs. at a rate equal to the Base Rate, using a discount rate equal to the Treasury Rate.

        "Drs." has the meaning specified in Section 2.1 hereof.

        "DTC" means The Depository Trust Company or its successor.



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        "Earnings from Operations" for any period means net income excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (except that for purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

        "Encumbrance" means any mortgage, lien, charge, pledge, encumbrance or security interest of any kind; provided, however, that the term "Encumbrance" shall not include any mortgage, lien, charge, pledge or security interest securing any indebtedness or any other obligation which has been defeased (whether a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.

        "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided that solely for purposes of any calculation required by the financial covenants contained herein, "GAAP" shall mean generally accepted accounting principles as used in the United States on the date hereof, applied on a consistent basis.

        "Indebtedness" of the Operating Partnership or any of its Subsidiaries means any indebtedness of the Operating Partnership or any of its Subsidiaries, whether or not contingent, in respect of (a) borrowed money or evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, (b) indebtedness for borrowed money of a Person other than the Operating Partnership or a Subsidiary of the Operating Partnership which is secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance, (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, and all conditional sale obligations or obligations under any title retention agreement, (d) the principal amount of all obligations of the Operating Partnership or any of its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock, (e) any lease of property by the Operating Partnership or any of its Subsidiaries as lessee which is reflected on the Operating Partnership's consolidated balance sheet determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under
GAAP) as a capitalized lease, or (f) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, and (ii) the liquidation preference on any issued and outstanding preferred equity interests of Securities, L.P., to the extent, in the case of items of indebtedness under (I)(a) through (c) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall


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be treated as if such Subsidiary were a subsidiary under GAAP), and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Operating Partnership or any of its Subsidiaries) (it being understood that Indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof) provided, however, that the term "Indebtedness" shall not include any indebtedness or any other obligation that has been defeased (whether a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

        "Interest Payment Date" shall have the meaning set forth in Section
2.3.

        "Notification Date" shall have the meaning specified in Section 2.6(a).

        "Principal Repayment Date" means the date on which all principal and interest in respect of the Drs. would have been payable to a holder if such redemption had not been made, namely (i) in the case of a redemption of Drs. at any time prior to the Remarketing Date, the Remarketing Date, and (ii) in the case of a redemption of Drs. at any time after the Remarketing Date, the Stated Maturity Date.

        "Reference Corporate Dealer" means J.P. Morgan Securities Inc. and four other leading dealers of publicly-traded debt securities of the Operating Partnership acceptable to J.P. Morgan Securities Inc. and the Operating Partnership.

        "Reference Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.



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        "Regular Record Date" shall have the meaning specified in Section 2.3.

        "Remarketing Agreement" means the Remarketing Agreement dated as of March , 1998 between the Operating Partnership and J.P. Morgan Securities Inc., as Remarketing Dealer, as such agreement may be amended from time to time.

        "Remarketing Date" shall have the meaning specified in Section 2.3 hereof.

        "Remarketing Dealer" means J.P. Morgan Securities Inc. or its successor and assigns under the Remarketing Agreement.

        "Stated Maturity Date" should have the meaning specified in Section
2.3.

        "Subsidiary" means, (i) with respect to any Person, any corporation, partnership or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests of which are owned, directly or indirectly, by such Person and (ii) with respect to the Operating Partnership, Securities, L.P., so long as the Operating Partnership owns, directly or indirectly, a majority of the outstanding non-preference equity interests thereof. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer price specified in clause (a) of the definition of Comparable Treasury Price, as may replace Dow Jones Markets Limited.

        "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), but excluding accounts receivable and intangibles; provided, however, that the term "Total Assets" shall not include any assets which have been deposited in trust to defease any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

        "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Operating

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Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP), but excluding accounts receivable and intangibles; provided, however, that the term "Total Unencumbered Assets" shall not include any assets which have been deposited in trust to defease any indebtedness or any other obligation (whether through a covenant defeasance or otherwise) pursuant to the terms of such indebtedness or other obligation or the terms of any instrument creating or evidencing it.

        "Treasury Rate" means the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price.

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP (except for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

        "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any of its Subsidiaries.

                                 ARTICLE TWO


                          THE  SERIES OF SECURITIES

        SECTION 2.1.  Title of the Securities.

        There shall be Securities designated the "6 1/2% Dealer remarketable securities due April 5, 2011" (the "Drs.")

        SECTION 2.2.  Limitation on Aggregate Principal Amount.

        The aggregate principal amount of the Drs. shall be limited to $100,000,000, and, except as provided in this Section and in Section 306 of the Indenture, the Operating Partnership shall not execute and the Trustee shall not authenticate or deliver Drs. in excess of such aggregate principal amount.

        Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Drs., is intended to or shall limit execution by the Operating Partnership or authentication or delivery by the Trustee of Drs. under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Indenture.



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

        SECTION 2.3.  Interest and Interest Rates; Maturity Date of Drs.

        The Drs. will bear interest from March 31, 1998 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on April 5 and October 5 of each year, commencing October 5, 1998 (each, an "Interest Payment Date"), to the Persons in whose name such Drs. are registered on the fifteenth calendar (whether or not a Business Day), immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Drs. which is not punctually paid or duly provided for on any Interest Payment Date shall be payable to the Person in whose name such Drs. is registered on the relevant Regular Record Date, at the close of business by notice by or on behalf of the Operating Partnership to the holders of the Drs., mailed by first class mail not less than 15 days prior to the Regular Record Date to their last address as they shall appear upon the Securities Register not less than five days preceding the date of payment. Payment may be made by check mailed to the holder's address as it appears on the Securities Register.

        The Drs. will bear interest at the rate of 6 1/2% per annum to April 5, 2001 (the "Remarketing Date"). If pursuant to the Remarketing Agreement, the Remarketing Dealer elects to remarket the Drs., then except as otherwise provided (i) the Drs. shall be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on the Remarketing Date subject to the terms and conditions provided for in Section
2.5 herein and (ii) on and after the Remarketing Date, the Drs. shall bear interest at a rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 2.6 herein.

        If any Interest Payment Date or the Stated Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date, as the case may be.

        The Drs. will mature on April 5, 2011 (the "Stated Maturity Date").

        SECTION 2.4.  Limitations on Incurrence of Indebtedness.

        (a) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than intercompany Indebtedness (representing Indebtedness to which the only parties are the Operating Partnership and any of its Subsidiaries (but only so long as such Indebtedness is held solely by any of the Operating Partnership and any of its Subsidiaries)), if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP) is greater than 60% of the sum of (without duplication) (i) the Total Assets as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Ex-

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




change Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

        (b) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        (c) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur Indebtedness secured by any Encumbrance upon any of the property of the Operating Partnership or any of its Subsidiaries if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under
GAAP) which is secured by any Encumbrance on property of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar

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
quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

        (d) The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to or less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (except that for the purposes hereof, each Subsidiary of the Operating Partnership shall be treated as if such Subsidiary were a subsidiary under GAAP).

        (e) For purposes of this Section 2.4, Indebtedness shall be deemed to be "incurred" by the Operating Partnership or a Subsidiary of the Operating Partnership whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        SECTION 2.5. Mandatory Tender on Remarketing Date; Purchase and Settlement.

        (a) On a Business Day not later than five Business Days prior to the Remarketing Date (the "Notification Date"), the Remarketing Dealer will notify the Operating Partnership and the Trustee as to whether it elects to purchase all of the outstanding Drs. on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein and in the Remarketing Agreement. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof. No holder or beneficial owner of the Drs. shall have any rights or claims under the Remarketing Agreement or against the Operating Partnership or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Drs.

        (b) The tender and settlement procedures with respect to the Drs. set forth in the Remarketing Agreement shall be subject to modification, without the consent of the holders of the Drs., to the extent required by DTC or, if the book-entry system is no longer available for the Drs. at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Drs. in certificated form. In addition, the Remarketing Dealer may modify the settlement procedures without the consent of the holders of the Drs. in order to facilitate the settlement process.

        (c) The Operating Partnership hereby agrees with the Trustee and the holders of Drs. that (i) at all times, it will use its best efforts to maintain the Drs. in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the Drs. in book-entry form and (ii) it waives any discretionary right that it otherwise may have under the Indenture to cause the Drs. to be issued in certificated form.

        SECTION 2.6.  Determination of Interest Rate to Maturity.

        (a) The Remarketing Dealer shall determine the interest rate the Drs. will bear from the Remarketing Date to the Stated Maturity Date (the "Interest Rate to Maturity") on the third

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



Business Day immediately preceding the Remarketing Date (the "Determination Date") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers (defined below) for firm, com mitted bids to purchase all outstanding Drs. at the Dollar Price, and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submits a bid). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Drs. would bear (quoted as a spread over the Base Rate) based on the following assumptions:

         (i) the Drs. would be sold to the Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

         (ii)      the Drs. would mature on the Stated Maturity Date; and

         (iii) the Drs. would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Drs.

         The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Operating Partnership and the Trustee. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on the Determination Date.

         (b) The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed, bid pursuant to this Section 2.6. If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

         (c) If the Remarketing Dealer has elected to remarket the Drs. as provided herein, then it shall notify the Operating Partnership, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the Drs. effective from and including the Remarketing Date.

        SECTION 2.7.  Repurchase.

        If the Remarketing Dealer (i) does not elect to exercise its right to a mandatory tender of the Drs., (ii) shall not have received by the required time on the Determination Date any firm, committed bids to purchase all of the Drs. in accordance with Section 2.6 of this Supplemental Indenture or (iii) for any other reason does not purchase all of the Drs. on the Remarketing Date, then the Operating Partnership shall repurchase on the Remarketing Date, at a price equal to 100% of the principal amount of the Drs. plus all accrued interest, if any, on the Drs. to (but excluding) the Remarketing Date, any Drs. that have not been purchased by the Remarketing Dealer on the Remarketing Date.

        SECTION 2.8.  Redemption.

        If the Remarketing Dealer has elected to remarket the Drs. on the Remarketing Date, the Operating Partnership shall have the right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on the Remarketing Date at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Drs. and (ii) the Dollar Price, by giving written notice of such redemption to the Remarketing Dealer

              (x) no later than the Business Day immediately prior to the Determination Date or

              (y) if fewer than three Reference Corporate Dealers submit firm, committed bids to the Remarketing Dealer on the Determination Date in accordance with Section 2.6 of this Supplemental Indenture, immediately after the deadline set by the Remarketing Dealer for receiving such bids has passed.

        In either such case, the Operating Partnership shall pay such redemption price for the Drs. in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

        Notice of any such redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Drs. to be redeemed. Unless the Operating Partnership defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Drs. or portions thereof called in connection with a redemption. If less than all the Drs. are to be redeemed at the option of the Operating Partnership, the Operating Partnership will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Drs. to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, the Drs. to be redeemed in whole or in part. Drs. may be redeemed in part in the minimum authorized denomination of the Drs. or in any integral multiple thereof.

        SECTION 2.9.  Places of Payment.

        The Places of Payment where the Drs. may be presented or surrendered for payment, where the Drs. may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Operating Partnership in respect of the Drs. and the Indenture may be served shall be in (i) the Borough of Manhattan, The City of New York, New York, and the office or agency for such purpose shall initially be located at First Trust National Association, 100 Wall Street, Suite 2000, New York, New York 10005 and (ii) the City of Chicago, Illinois and the office or agency for such purpose shall initially be located at First Trust National Association, One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601.

        SECTION 2.10.  Method of Payment.

        Payment of the principal of and interest on the Drs. will be made at the office or agency of the Operating Partnership maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Operating Partnership, payments of principal and interest on the Drs. (other than payments of principal and interest due on the Stated Maturity
Date) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

        SECTION 2.11.  Registered Securities; Global Form.

        The Drs. shall be issuable and transferable in fully registered form as Registered Securities, without coupons in denominations of $1,000 and any integral multiple thereof. The Drs. shall each be issued in the form of one or more permanent Global Securities. The depository for the Drs. shall be DTC. The Drs. shall not be issuable in definitive form except as provided in Section 305 of the Indenture. The Drs. shall be substantially in the form attached as Exhibit A hereto.

        SECTION 2.12.  Registrar and Paying Agent.

        The Trustee shall initially serve as Registrar and Paying Agent for the Drs.

        SECTION 2.13.  Defeasance.

        The provisions of Sections 1402 and 1403 of the Indenture, together with the other provisions of Article Fourteen of the Indenture, shall be applicable to the Drs. The provisions of Section 1403 of the Indenture shall apply to the covenants set forth in Sections 2.4 and 2.15 of this Supplemental Indenture.

        SECTION 2.14.  Acceleration of Maturity; Rescission and Annulment.

        The provisions of the first paragraph of Section 502 of the Senior Indenture as applicable with respect to the Drs. shall be deemed to be amended and restated in their entirety to read as follows:

        If an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the Securities to be due and payable immediately, by a notice in writing to the Operating Partnership (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default with respect to the Securities of any series set forth in Section 501(6) of the Senior Indenture occurs and is continuing, then in every such case all the Securities of that series shall become immediately due and payable, without notice to the Operating Partnership, at the principal amount thereof (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) plus accrued interest to the date the Securities are paid plus the Make-Whole Amount, if any, on the Securities.

        SECTION 2.15.  Provision of Financial Information.

        Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) if the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject.

        The Operating Partnership will also in any event (x) within 15 days of each Required Filing Date (i) if the Operating Partnership is not then subject to Section 13 or 15(d) of the Exchange Act, transmit by mail to all Holders of the Drs., as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Operating Partnership is required to file with the Commission or would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (y) if filing such documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

        SECTION 2.16.  Waiver of Certain Covenants.

        Notwithstanding the provisions of Section 1009 of the Indenture, the Operating Partnership may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1008, inclusive, of the Indenture, with Sections 2.4 and 2.15 of this Supplemental Indenture and with any other term, provision or condition with respect to the Drs. (except any such term, provision or condition which could not be amended without the consent of all Holders of the Drs.), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Drs., by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so ex pressly waived, and until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE THREE


                           MISCELLANEOUS PROVISIONS

        SECTION 3.1.  Ratification of Indenture.

        Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

        SECTION 3.2.  Governing Law.

        This Supplemental Indenture and each Drs. shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

        SECTION 3.3.  Counterparts.

        This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.



                               FIRST INDUSTRIAL, L.P.


                               By:  First Industrial Realty Trust, Inc.,
                                    its general partner


                               By:___________________________________
                                  Name:
                                  Title:


                               FIRST TRUST NATIONAL ASSOCIATION,
                                  as Trustee


                               By:___________________________________
                                  Name:
                                  Title:


                               By:___________________________________
                                  Name:
                                  Title: